Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,

In connection with the Quarterly Report of Axsys Technologies, Inc (the “Company”) on Form 10-Q for the period ended October 1, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen W. Bershad, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that to my knowledge:

(1)               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

October 26, 2005

/s/ David A. Almeida
David A. Almeida
Chief Financial Officer